                                                                 EXHIBIT 11.1


                                MICHAELS STORES, INC.
                       COMPUTATION OF EARNINGS PER COMMON SHARE
                        (In thousands, except per share data)



                                                                Weighted
                                          Weighted           Average Common
                                           Average             and Common
                                        Common Shares       Equivalent Shares
                                         Outstanding           Outstanding
                                        -------------       -----------------

                                                                        Fully
                                                           Primary    Diluted
                                                          --------   --------

For the year ended February 1, 1997


Weighted average common shares
   outstanding                             23,180           23,180     23,180

Net shares to be issued upon
   exercise of dilutive stock
   options after applying
   treasury stock method                       -               113        113
                                         --------         --------   --------

Total average outstanding shares           23,180           23,293     23,293
                                         ========         ========   ========
Net loss                                                  $(31,233)  $(31,233)
                                                          ========   ========
Loss per common share                                       $(1.34)    $(1.34)
                                                          ========   ========

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                                MICHAELS STORES, INC.
                       COMPUTATION OF EARNINGS PER COMMON SHARE
                        (In thousands, except per share data)


                                                                Weighted
                                          Weighted           Average Common
                                           Average             and Common
                                        Common Shares       Equivalent Shares
                                         Outstanding           Outstanding
                                        -------------       -----------------
                                                                        Fully
                                                           Primary    Diluted
                                                         ---------  ---------

For the year ended January 28, 1996

Weighted average common shares
   outstanding                             21,451           21,451     21,451

Net shares to be issued upon
   exercise of dilutive stock
   options after applying
   treasury stock method                       -                66         66
                                        ---------        ---------  ---------

Total average outstanding shares           21,451           21,517     21,517
                                         ========         ========   ========

Net loss                                                  $(20,417)  $(20,417)
                                                          ========   ========

Loss per common share                                       $(0.95)    $(0.95)
                                                          ========   ========

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                                MICHAELS STORES, INC.
                       COMPUTATION OF EARNINGS PER COMMON SHARE
                        (In thousands, except per share data)



                                                                Weighted
                                          Weighted           Average Common
                                           Average             and Common
                                        Common Shares       Equivalent Shares
                                         Outstanding           Outstanding
                                        -------------       -----------------
                                                                        Fully
                                                           Primary    Diluted
                                                          --------   --------
For the year ended January 29, 1995

Weighted average common shares
   outstanding                             19,405           19,405     19,405

Assumed issuance of shares upon
   conversion of convertible
   subordinated debt                                                      638

Net shares to be issued upon
   exercise of dilutive stock
   options after applying
   treasury stock method                                       741        764
                                         --------         --------   --------

Total average outstanding shares           19,405           20,146     20,807
                                         ========         ========   ========

Net income                                                 $35,647    $35,647

Assumed interest on convertible
   subordinated debt less tax
   benefit of $607                                                        969
                                                          --------   --------

Net income for per share computation                       $35,647    $36,616
                                                          ========   ========



Earnings per common share                                  $  1.77    $  1.76
                                                          ========   ========